UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 10, 2006

Golden Eagle International, Inc.
(Name of small business issuer as specified in its charter)

Colorado	0-23726	84-1116515
State of Incorporation	Commission File Number	IRS Employer Identification No.

9661 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

(801) 619-9320
Telephone number, including
Area code

8040 South Kolb Road, Tucson, Arizona 85706
Former name or former address if changed since last report

Item 8.01  Other Events

Backround
The Registrant, Golden Eagle International, Inc., is referred to herein as "us" or "Golden Eagle".

As previously disclosed in our Form 8-K dated September 7, 2006, on September 1, 2006, Terry C. Turner (“the Plaintiff”) filed an action against us, Kevin K. Pfeffer, H.E. Dunham, and William A. Jacobs (“the Defendants”) in the United States District Court for the District of Utah (“the Court”), Terry C. Turner v. Golden Eagle International, Inc., Kevin K. Pfeffer, H.E. Dunham and William A. Jacobs, Civil Action No.2:06-cv-00738-TC (D. Utah, Complaint Filed Sept. 1, 2006). As previously disclosed in our Form 8-K dated September 13, 2006, on September 13, 2006, the Court granted Plaintiff’s motion to dismiss Golden Eagle from the lawsuit.

William A. Jacobs and H.E. Dunham Dismissed as Defendants from Lawsuit
On October 10, 2006, based on Plaintiff’s motion to voluntarily dismiss defendants William A. Jacobs and H.E. Dunham as defendants, the Court dismissed Messrs. Jacobs and Dunham as defendants from the lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the eleventh day of October 2006.

Golden Eagle International, Inc.

By:	/s/ Terry C. Turner
President, Chief Executive Officer & Chairman of the Board
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